NUMBER __                                                        ________ SHARES




                            WHIRLWIND MARKETING, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
   7,000,000 SHARES COMMON STOCK                1,000,000 SHARES PREFERRED STOCK
   Par Value $0.001 Per Share                      Par Value $0.001 Per Share


     THIS CERTIFIES THAT __________________________________________ is the owner of  _________________________________________  shares  of the  COMMON  STOCK  of
WHIRLWIND MARKETING, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

     This corporation will furnish, without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of _______________ A.D. _______.



________________________________              __________________________________
                      Secretary                                       President

                                (CORPORATE SEAL)


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     The following  abbreviations,  when used in the  inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -         as tenants in common
TEN ENT -         as tenants by the entireties
JT TEN  -         as joint tenants with right of survivorship and not as
                  tenants in common
UNIF GIFT MIN ACT - ..................Custodian.................. under
                              (Cust)                     (Minor)
Uniform   Gifts  to  Minors Act.......................
                                      (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ______________________ hereby sell, assign and transfer unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFICATION NUMBER OF ASSIGNEE

   -----------------------------
  /----------------------------/  ______________________________________________

________________________________________________________________________________

Shares represented by the within Certificate and do hereby irrevocably constitute and appoint _________________, Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

         Dated __________________________________


         In the presence of ____________________________________________________

     NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.